TRITON INTERNATIONAL REPORTS FIRST QUARTER 2022 RESULTS
AND DECLARES QUARTERLY DIVIDENDS

Hamilton, Bermuda – May 3, 2022 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights:
•Net income attributable to common shareholders for the three months ended March 31, 2022 was $181.2 million or $2.78 per diluted share.
•Adjusted net income was $179.6 million or $2.76 per diluted share, an increase of 44.5% from the first quarter of 2021 and 3.4% from the fourth quarter of 2021.
•Container utilization remains exceptionally high. Utilization averaged 99.6% in the first quarter of 2022 and ending utilization was 99.5% as of April 29, 2022.
•Triton repurchased 1.7 million common shares year-to-date through April 29, 2022 for a total of $110.5 million. Triton increased its share repurchase authorization to $200 million.

Financial Results
The following table summarizes Triton’s selected key financial information for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021.

	(in millions, except per share data)
	Three Months Ended,
	March 31, 2022	December 31, 2021	March 31, 2021
Total leasing revenues	$417.1	$417.2	$346.7

GAAP
Net income attributable to common shareholders	$181.2	$177.4	$129.3
Net income per share - Diluted	$2.78	$2.67	$1.92

Non-GAAP (1)
Adjusted net income	$179.6	$177.5	$128.7
Adjusted net income per share - Diluted	$2.76	$2.67	$1.91

Adjusted return on equity (2)	30.3%	30.7%	25.0%
(1)Refer to the "Use of Non-GAAP Financial Items" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.
(2)Refer to the “Calculation of Adjusted Return on Equity” set forth below.

Operating Performance
"Triton’s record performance in the first quarter of 2022 provides a great start to what we expect will be another outstanding year,” commented Brian M. Sondey, Chief Executive Officer of Triton. “Triton generated $2.76 of Adjusted net income per share, an increase of 3.4% from the fourth quarter of 2021 and an increase of 44.5% from the first quarter of 2021. In addition, Triton achieved an annualized Adjusted return on equity of 30.3%."

"Our first quarter performance reflects the significant operational and financial strength Triton is carrying in 2022. Our leasing margin continues to be supported by very high fleet utilization, the strong growth in our container fleet last year, our well protected portfolio of long-term, high value leases and our low average effective interest rate. Our gain on container disposals and trading margins also remained exceptionally high in the first quarter, reflecting a continued tight market for containers and Triton’s market-leading resale capabilities."

"We moderated our investment pace in the first quarter after record levels of investment and growth last year. Our shipping line customers aggressively added to their container fleets throughout 2021 to accommodate strong trade volumes and mitigate the impacts of logistical bottlenecks. They have so far been more cautious about adding further container capacity in 2022, though container drop-off volumes have remained very low. As of April 29, 2022, Triton has ordered $428 million of new containers for delivery in 2022."

"Overall market conditions remain constructive. Trade volumes continue to be supported by strong goods consumption, especially in the United States, and demand for containers is further supported by lingering logistical bottlenecks that are slowing container turn times. Container prices have decreased from their peak level reached last year, but remain historically very high, with factories quoting just below $3,000 for a 20' dry container, providing strong support for lease rates and disposal prices."

"Triton continues to actively repurchase shares. Since resuming buybacks at the end of the 2021 peak season, Triton has repurchased 3.3 million shares, or 4.9% of shares outstanding, including 1.7 million shares year-to-date through April 29, 2022. Triton’s strong and stable cash flow allows us to pursue multiple capital allocation priorities and we will continue to evaluate the relative attractiveness of fleet growth, share repurchases, increased dividends and other investments."

Outlook
Mr. Sondey continued, "We expect our performance will remain very strong in 2022 due to the durable enhancements we have made to our business, and we have many levers to drive shareholder value across a wide range of market conditions. Our Adjusted net income per share in the second quarter will likely decrease slightly from our record results in the first quarter, especially if used container sale prices and gains continue to normalize. But overall, we expect our profitability and Return on equity will remain very high throughout the year and into the longer term."

Share Repurchase Update
Triton's Board of Directors has increased the company's share repurchase authorization to $200 million.

Common and Preferred Share Dividends
Triton’s Board of Directors has declared a quarterly cash dividend of $0.65 per common share, payable on June 23, 2022 to shareholders of record at the close of business on June 9, 2022.

The Company's Board of Directors also declared a cash dividend payable on June 15, 2022 to holders of record at the close of business on June 8, 2022 on Triton's issued and outstanding preferred shares as follows:

Preferred Share Series	Dividend Rate	Dividend Per Share
Series A Preferred Shares (NYSE:TRTNPRA)	8.500%	$0.5312500
Series B Preferred Shares (NYSE:TRTNPRB)	8.000%	$0.5000000
Series C Preferred Shares (NYSE:TRTNPRC)	7.375%	$0.4609375
Series D Preferred Shares (NYSE:TRTNPRD)	6.875%	$0.4296875
Series E Preferred Shares (NYSE:TRTNPRE)	5.750%	$0.3593750

First Quarter 2022 Investor Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Tuesday, May 3, 2022 to discuss its first quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Business Development & Investor Relations
(914) 697-2900

Utilization, Fleet, and Leasing Revenue Information

The following table summarizes the equipment fleet utilization for the periods indicated:

	Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Average Utilization (1)	99.6%	99.6%	99.6%	99.4%	99.1%
Ending Utilization (1)	99.5%	99.6%	99.6%	99.5%	99.3%
(1)Utilization is computed by dividing total units on lease (in CEU) by the total units in our fleet (in CEU), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of March 31, 2022, December 31, 2021 and March 31, 2021 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2022	December 31, 2021	March 31, 2021
Dry	3,850,167	3,843,719	3,417,293	6,546,249	6,531,816	5,711,032
Refrigerated	234,274	235,338	232,550	455,261	457,172	450,087
Special	92,184	92,411	94,266	168,687	169,004	171,781
Tank	11,734	11,692	11,339	11,734	11,692	11,339
Chassis	23,711	24,139	24,078	44,272	44,554	43,858
Equipment leasing fleet	4,212,070	4,207,299	3,779,526	7,226,203	7,214,238	6,388,097
Equipment trading fleet	56,161	53,204	60,242	90,090	83,692	93,514
Total	4,268,231	4,260,503	3,839,768	7,316,293	7,297,930	6,481,611

	Equipment in CEU(1)
	March 31, 2022	December 31, 2021	March 31, 2021
Operating leases	7,250,246	7,291,769	6,892,129
Finance leases	666,690	623,136	297,168
Equipment trading fleet	85,686	81,136	92,570
Total	8,002,622	7,996,041	7,281,867
(1)In the equipment fleet tables above, we have included total fleet count information based on CEU. CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a 20-foot dry container. For example, the CEU ratio for a 40-foot high cube dry container is 1.70, and a 40-foot high cube refrigerated container is 7.50. These factors may differ slightly from CEU ratios used by others in the industry.

The following table provides a summary of our equipment lease portfolio by lease type, based on CEU and net book value, as of March 31, 2022:

Lease Portfolio	By CEU	By Net Book Value
Long-term leases	72.4%	73.0%
Finance leases	8.6	15.0
Subtotal	81.0	88.0
Service leases	5.0	3.7
Expired long-term leases, non-sale age (units on hire)	6.9	4.9
Expired long-term leases, sale-age (units on hire)	7.1	3.4
Total	100.0%	100.0%

The following table summarizes our leasing revenue for the periods indicated (in thousands):

	Three Months Ended,
	March 31, 2022	December 31, 2021	March 31, 2021
Operating leases
Per diem revenues	$377,514	$383,529	$331,252
Fee and ancillary revenues	11,431	11,092	8,542
Total operating lease revenues	388,945	394,621	339,794
Finance leases	28,143	22,541	6,949
Total leasing revenues	$417,088	$417,162	$346,743

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "seek," "believe," "project," "predict," "anticipate," "potential," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: the impact of COVID-19 on our business and financial results; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers and suppliers; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; risks stemming from the international nature of our business, including global economic trends and geopolitical risks; decreases in demand for international trade; risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and anti-corruption; the availability and cost of capital; restrictions imposed by the terms of our debt agreements; changes in tax laws in Bermuda, the United States and other countries; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC"), on February 15, 2022, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS:
Leasing equipment, net of accumulated depreciation of $4,048,194 and $3,919,181	$9,945,967	$10,201,113
Net investment in finance leases	1,696,543	1,558,290
Equipment held for sale	79,061	48,746
Revenue earning assets	11,721,571	11,808,149
Cash and cash equivalents	71,969	106,168
Restricted cash	121,431	124,370
Accounts receivable, net of allowances of $1,144 and $1,178	293,442	294,792
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $284,111 and $281,340	14,346	17,117
Other assets	38,989	50,346
Fair value of derivative instruments	36,401	6,231
Total assets	$12,534,814	$12,643,838
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$56,804	$429,568
Fair value of derivative instruments	2,906	48,277
Deferred revenue	90,417	92,198
Accounts payable and other accrued expenses	69,490	70,557
Net deferred income tax liability	387,211	376,009
Debt, net of unamortized costs of $65,069 and $63,794	8,727,432	8,562,517
Total liabilities	9,334,260	9,579,126

Shareholders' equity:
Preferred shares, $0.01 par value, at liquidation preference	730,000	730,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,367,045 and 81,295,366 shares issued, respectively	814	813
Undesignated shares, $0.01 par value, 800,000 shares authorized, no shares issued and outstanding	—	—
Treasury shares, at cost, 16,686,873 and 15,429,499 shares, respectively	(602,526)	(522,360)
Additional paid-in capital	901,150	904,224
Accumulated earnings	2,139,777	2,000,854
Accumulated other comprehensive income (loss)	31,339	(48,819)
Total shareholders' equity	3,200,554	3,064,712
Total liabilities and shareholders' equity	$12,534,814	$12,643,838

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Leasing revenues:
Operating leases	$388,945	$339,794
Finance leases	28,143	6,949
Total leasing revenues	417,088	346,743

Equipment trading revenues	34,120	25,945
Equipment trading expenses	(29,979)	(17,804)
Trading margin	4,141	8,141

Net gain on sale of leasing equipment	28,969	21,967

Operating expenses:
Depreciation and amortization	160,716	143,307
Direct operating expenses	6,220	9,370
Administrative expenses	21,300	20,921
Provision (reversal) for doubtful accounts	(27)	(2,464)
Total operating expenses	188,209	171,134
Operating income (loss)	261,989	205,717
Other expenses:
Interest and debt expense	54,510	54,623
Unrealized (gain) loss on derivative instruments, net	(439)	—
Debt termination expense	36	—
Other (income) expense, net	(308)	(481)
Total other expenses	53,799	54,142
Income (loss) before income taxes	208,190	151,575
Income tax expense (benefit)	13,932	11,737
Net income (loss)	$194,258	$139,838
Less: dividend on preferred shares	13,028	10,513
Net income (loss) attributable to common shareholders	$181,230	$129,325
Net income per common share—Basic	$2.79	$1.93
Net income per common share—Diluted	$2.78	$1.92
Cash dividends paid per common share	$0.65	$0.57
Weighted average number of common shares outstanding—Basic	64,887	66,935
Dilutive restricted shares	267	282
Weighted average number of common shares outstanding—Diluted	65,154	67,217

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$194,258	$139,838
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	160,716	143,307
Amortization of deferred debt cost and other debt related amortization	3,526	1,142
Lease related amortization	3,013	4,857
Share-based compensation expense	2,556	1,715
Net (gain) loss on sale of leasing equipment	(28,969)	(21,967)
Unrealized (gain) loss on derivative instruments	(439)	—
Debt termination expense	36	—
Deferred income taxes	5,193	11,615
Changes in operating assets and liabilities:
Accounts receivable	(23,835)	(20,300)
Deferred revenue	35,237	9,472
Accounts payable and other accrued expenses	4,143	1,886
Net equipment sold (purchased) for resale activity	(7,749)	1,579
Cash received (paid) for settlement of interest rate swaps	12,178	5,558
Cash collections on finance lease receivables, net of income earned	28,745	12,866
Other assets	10,061	9,420
Net cash provided by (used in) operating activities	398,670	300,988
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(511,027)	(579,211)
Proceeds from sale of equipment, net of selling costs	57,274	53,512
Other	(135)	15
Net cash provided by (used in) investing activities	(453,888)	(525,684)
Cash flows from financing activities:
Purchases of treasury shares	(81,720)	—
Debt issuance costs	(5,507)	(13,803)
Borrowings under debt facilities	932,600	1,504,850
Payments under debt facilities and finance lease obligations	(766,686)	(979,199)
Dividends paid on preferred shares	(13,028)	(10,513)
Dividends paid on common shares	(41,950)	(38,153)
Other	(5,629)	(4,146)
Net cash provided by (used in) financing activities	18,080	459,036
Net increase (decrease) in cash, cash equivalents and restricted cash	(37,138)	234,340
Cash, cash equivalents and restricted cash, beginning of period	230,538	151,996
Cash, cash equivalents and restricted cash, end of period	193,400	386,336
Supplemental disclosures:
Interest paid	$39,127	$42,133
Income taxes paid (refunded)	$137	$155
Supplemental non-cash investing activities:
Equipment purchases payable	$56,804	$342,357

Use of Non-GAAP Financial Items

We use the terms "Adjusted net income" and "Adjusted return on equity" throughout this press release.

Adjusted net income and Adjusted return on equity are not items presented in accordance with U.S. GAAP and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to common shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, and foreign and other income tax adjustments.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this item:

•is widely used by securities analysts and investors to measure a company's operating performance;

•helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing certain non-routine events which we do not expect to occur in the future; and

•is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021.

Additionally, the calculation for Adjusted return on equity is adjusted annualized earnings divided by average shareholders' equity. Management utilizes Adjusted return on equity in evaluating how much profit the Company generates on the shareholders' equity in the Company and believes it is useful for comparing the profitability of companies in the same industry.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,
	March 31, 2022	December 31, 2021	March 31, 2021
Net income attributable to common shareholders	$181,230	$177,426	$129,325
Add (subtract):
Unrealized loss (gain) on derivative instruments, net	(439)	—	—
Debt termination expense	36	1,119	—
State and other income tax adjustments	—	(957)	—
Tax benefit from vesting of restricted shares	(1,184)	(40)	(643)
Adjusted net income	$179,643	$177,548	$128,682
Adjusted net income per common share—Diluted	$2.76	$2.67	$1.91
Weighted average number of common shares outstanding—Diluted	65,154	66,541	67,217

TRITON INTERNATIONAL LIMITED Calculation of Adjusted Return on Equity (In thousands)

	Three Months Ended,
	March 31, 2022	December 31, 2021	March 31, 2021
Adjusted net income	$179,643	$177,548	$128,682
Annualized Adjusted net income (1)	728,552	704,402	521,877

Average Shareholders' equity (2)(3)	$2,402,633	$2,291,791	$2,090,133

Adjusted return on equity	30.3%	30.7%	25.0%
(1)Annualized Adjusted net income was calculated based on calendar days per quarter.
(2)Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods.
(3)Average Shareholders' equity was adjusted to exclude preferred shares.